UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 25, 2007
Hythiam, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31932 (Commission File Number)	88-0464853 (IRS Employer Identification No.)

11150 Santa Monica Boulevard, Suite 1500 Los Angeles, California (Address of principal executive offices)	90025 (Zip Code)
Registrant’s telephone number, including area code (310) 444-4300
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.
     On May 25, 2007, we entered into a Termination Agreement with Comprehensive Care Corporation (CompCare) and HCCC Acquisition Corporation, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.
Item 1.02.     Termination of a Material Definitive Agreement.
     On May 25, 2007, we terminated our Agreement and Plan of Merger with CompCare pursuant to the Termination Agreement described in Item 1.01 of this report, incorporated herein by reference. The material terms of the Merger Agreement were previously disclosed in our amended current report on Form 8-K/A dated January 11, 2007, filed with the SEC on January 29, 2007, which is incorporated herein by reference.
Item 7.01.     Regulation FD Disclosure.
     On January 12, 2007, we acquired a majority controlling interest in CompCare. We have dividend and liquidation preferences, anti-dilution protection, and the right to appoint a majority of the board of directors of CompCare. In addition, CompCare is required to obtain our consent for a sale or merger, and prior to entering into large transactions or incurring significant debt.
     Since February 2006, we have had a marketing agreement with CompCare under which it has the right to offer our protocols as part of a disease management offering to its customers and other mutually agreed parties on an exclusive basis.
     We have determined that we can effectuate substantially all of the benefits of our relationship with CompCare under our current operational structure. We have concluded that purchasing the remaining common stock of CompCare is not in our best interests at this time. CompCare will continue as our majority-owned, controlled subsidiary for the foreseeable future.
Item 9.01.     Financial Statements and Exhibits.
(d)     Exhibits.

No.	Description
10.1	Termination Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYTHIAM, INC.
May 25, 2007	By:	/s/ CHUCK TIMPE
Chuck Timpe
Chief Financial Officer